Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this amendment to the Registration Statement on Form F-1 of our report dated March 31, 2021, except for the Notes 2 and 11, as to which the date is July 8, 2021, with respect to the consolidated financial statements of ICZOOM Group Inc. as of June 30, 2020 and 2019, and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

August 23, 2021